Exhibit 24

                       POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints David L. Nichols, James M. McVicker and William
A. Carr, and each of them, his true and lawful Attorney-in-Fact and Agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director of Mercantile Stores Company, Inc.) to sign Form 10K of Mercantile Stores Company, Inc. for the year ended February 1, 1997, and to file the same together with all Exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the Attorneys-in-Fact and Agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the Attorneys-in-Fact and Agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


Dated:         April 17, 1997




     s/                                      s/
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     H. Keith H. Brodie, M.D.                Roger Milliken


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     John A. Herdeg                          Thomas J. Malone


     s/                                      s/
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     Lawrence R. Pugh                        Gerrish H. Milliken



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     Francis G. Rodgers                      Minot K. Milliken



     s/
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     Roger K. Smith